AGREEMENT AND PLAN OF MERGER


               AGREEMENT AND PLAN OF MERGER, dated March 31, 1994 ("Agreement") among Thomas Nelson, Inc., a Tennessee corporation ("Nelson"), PPC, Inc., a North Carolina corporation (the "Company"), Nelson Subsidiary Company, a North Carolina corporation ("Sub") and the shareholders of the Company, all of whom have executed a signature page of this Agreement (individually, a "Shareholder" and collectively, the "Shareholders").

                                      RECITALS:

               A. Nelson, the Company, Sub and the Shareholders deem it advisable and in the best interests of each of them that the Company combine with Nelson through a merger of the Company and Sub.

               B. For federal income tax purposes, it is intended that the merger provided for herein shall qualify as a reorganization within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and for financial accounting purposes shall be accounted for as a "pooling of interests."

               C. Eric Presley and Clay Presley are Shareholders and executive officers of the Company and, in such capacities, are familiar with the operations of the Company (collectively, the "Management Shareholders").

               D. Nelson, Sub, the Company, the Management Shareholders and the Shareholders desire to make certain representations, warranties and agreements in connection with the merger.


               NOW, THEREFORE,  in consideration  of the foregoing,  and of
          the   representations,   warranties,  covenants   and  agreements
          contained herein, the parties hereto hereby agree as follows:


                                      ARTICLE 1.
                                      THE MERGER

               1.1. Merger.   Upon  the terms  hereof  and subject  to  the
          satisfaction or waiver, if permissible, of the conditions set forth in Article 5, and in accordance with the North Carolina Business Corporation Act (the "NCBCA"), Sub shall be merged with and into the Company (the "Merger"). The Merger will occur at a closing (the "Closing"), which will occur at the Effective Time (as hereinafter defined) and pursuant to this Agreement and the Articles of Merger substantially in the form of Exhibit A hereto (the "Articles of Merger"). The Closing shall take place at the offices of Bass, Berry & Sims, 2700 First American Center,
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          Nashville  Tennessee, at 9:00 a.m., local time, on March 31, 1994 or at  such other  time and  at such other  place as  the parties
          hereto  may  agree.   The date  on  which the  Closing  occurs is
          hereinafter referred to as the "Closing Date."

               1.2. Effective Time. As soon as practicable after satisfaction or waiver of all conditions to the Merger set forth herein, the Articles of Merger shall be filed with the Secretary of State of the State of North Carolina. The Merger shall become effective upon such filings or at such later time as provided by applicable law (the "Effective Time").

               1.3. Effect of the Merger. The Merger shall have the effects set forth in Section 55-11-06 of the NCBCA. At the Effective Time of the Merger, Sub shall be merged with and into the Company and the separate corporate existence of Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (the "Surviving Corporation"), and the separate corporate existence of the Company with all its purposes, objects, rights, privileges, powers and franchises shall continue unaffected and unimpaired by the Merger.

               1.4. Conversion of Shares.

                    (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Common Stock, $1.00 par value, of the Company ("Company Common Stock") or Common Stock, $1.00 par value, of Sub ("Sub
               Common Stock") (i) each share of Company Common Stock outstanding immediately prior to the Effective Time, excluding shares held by the Company as treasury stock, shall be converted into 8.8889 shares of Common Stock, $1.00 par value, of Nelson ("Nelson Common Stock"); and each outstanding share of Sub Common Stock shall be converted into one share of Common Stock of the Surviving Corporation and shall constitute the only issued and outstanding Common Stock of the Surviving Corporation, and each certificate evidencing ownership of Sub Common Stock shall evidence ownership of the same number of shares of Common Stock of the Surviving Corporation.

                    (b) In the event that subsequent to the date hereof and prior to the Effective Time, Nelson shall effect a stock split, reverse stock split, stock dividend, recapitalization or reorganization or similar transaction affecting its capitalization or shall make or declare to shareholders of record prior to the Effective Time any stock dividend with respect to its capital stock, then, in any such event, the number of shares of Nelson Common Stock to be issued to shareholders of the Company pursuant to Section 1.4(a) above shall be appropriately adjusted.


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                    (c)  At  the  Effective  Time, all  shares  of  Company
               Common Stock that are held by the Company as treasury stock shall be canceled and no Nelson Common Stock shall be delivered in exchange therefor under this Agreement.

                    (d) From and after the Effective Time, the holders of certificates formerly representing Company Common Stock shall cease to have any rights with respect thereto and their sole right shall be to receive cash and Nelson Common Stock pursuant to Section 1.5 and Section 1.6.

               1.5. No Fractional Shares. No fractional shares of Nelson Common Stock shall be issued. In lieu thereof, each holder of the Company Common Stock who otherwise would be entitled to a fractional share of Nelson Common Stock shall, upon surrender of such holder's certificate, be entitled to receive a cash payment (without interest) equal to the product of such fractional share and $200.00.

               1.6. Exchange of and Payment For Certificates. From and after the Effective Time, each holder of a certificate for outstanding shares of Company Common Stock shall receive in exchange therefor, upon surrender thereof to Thomas Nelson, Inc., Nelson Place at Elm Hill Pike, P.O. Box 141000, Nashville, Tennessee 37214, Attention: Joe L. Powers, a certificate or certificates representing the number of whole shares of Nelson Common Stock into which such number of shares of Company Common Stock represented by such certificate has been converted in accordance with Section 1.4(a) above and, in respect of any fractional share, a cash payment in accordance with Section 1.5 above. If any certificate for shares of Nelson Common Stock is to be issued in a name other than that in which the certificate surrendered is registered, the person requesting such issuance shall pay any transfer or other taxes required, or establish to the satisfaction of Nelson that such tax has been paid or is not applicable.

               1.7. Shareholder Approval. The execution of this Agreement by the Shareholders shall constitute their written consent to the transactions contemplated hereby, in lieu of a meeting, in accordance with Section 55-7-04 of the NCBCA.

               1.8. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Common Stock shall thereafter be made.








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               1.9. Articles  of  Incorporation, Bylaws  and  Directors and
          Officers of the Surviving Corporation.

                    (a) Articles of Incorporation. The Articles of Incorporation of Sub in effect immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation of the Surviving Corporation unless and until amended as provided by law.

                    (b) Bylaws. The bylaws of Sub in effect immediately prior to the Effective Time of the Merger shall be the bylaws of the Surviving Corporation unless and until amended or repealed as provided by law.

                    (c) Directors and Officers. The directors of Sub on the Effective Time of the Merger shall be the directors of the Surviving Corporation, and the officers of Sub on the Effective Time of the Merger shall be the officers of the Surviving Corporation, in both cases until their successors shall have been elected and shall qualify or until otherwise provided by law.

                                      ARTICLE 2.
                            REPRESENTATIONS AND WARRANTIES
                                  OF NELSON AND SUB

               Nelson and Sub hereby jointly and severally represent and warrant to the Company and the Shareholders that:

               2.1. Corporate Organization.   Each  of Nelson, Sub  and the
          other subsidiaries of Nelson is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and each has the requisite corporate power and authority to own, lease and operate its properties and conduct its business. Nelson and each of its subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases property of a nature or transacts business of a type, that would make such qualification necessary, except for such failures to be qualified or to be in good standing, if any, which individually or in the aggregate, would not have a Material Adverse Effect (as hereinafter defined) on Nelson and its subsidiaries taken as a whole. For purposes of this Agreement, "Material Adverse Effect" means any claims, circumstances, developments, occurrences, states of fact or matters which result in losses or the expenditure or commitment of $10,000 or more per individual claim and $50,000 or more in the aggregate for all such claims, with respect to the business, operations, assets, financial condition or results, or prospects in respect of the business of the Company or Nelson, as the case may be.



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






               2.2. Authority. Nelson and Sub have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including the execution and delivery of any other agreements and documents contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the respective Boards of Directors of Nelson and Sub and by Nelson, as the sole shareholder of Sub, and no other corporate proceedings on the part of Nelson or Sub are necessary to consummate the transactions so contemplated, including the delivery of the Nelson Common Stock. This Agreement has been duly executed and delivered by Nelson and Sub and constitutes the legal, valid and binding obligation of Nelson and Sub, enforceable against each of Nelson and Sub in accordance with its terms.

               2.3. Disclosure. Nelson has delivered to the Company copies of Nelson's Annual Report on Form 10-K for the fiscal year ended March 31, 1993, Quarterly Reports on Form 10-Q for the quarterly periods ending June 30, 1993, September 30, 1993 and December 31, 1993 and proxy statement dated July 21, 1993 (such filings being, collectively, the "Nelson Filings"). The Nelson Filings complied in all material respects with the regulations of the Securities and Exchange Commission ("SEC"), and none of the Nelson Filings, as of the respective dates thereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Nelson has for the twelve months prior to the date hereof filed with the SEC all reports and registration statements and all other filings required to be filed with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               2.4. Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Nelson or Sub nor the consummation by Nelson or Sub of the transactions contemplated hereby will (a) conflict with, or result in any breach or violation of, any provision of their respective charters or bylaws, (b) violate, conflict with, breach, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or other encumbrance upon any of the properties or assets of Nelson or Sub under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which Nelson or Sub is a party or to which they or any of their respective properties or assets are subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, that,

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          individually  or  in the  aggregate,  would not  have  a Material
          Adverse Effect, (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Nelson or Sub, except for orders, writs, injunctions, decrees, statutes, rules and regulations, the violation of which would not have a Material
          Adverse   Effect,   or   (d) require   any   consent,   approval,
          authorization  or  permit   of  or  from,   or  filing  with   or
          notification to, any court, governmental authority, or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity"), except (i) the registration, qualification or approval for sale under any applicable blue sky or securities laws of the shares of Nelson Common Stock to be issued pursuant to this Agreement, (ii) filings, if any, pursuant to the Exchange Act, (iii) filings required in connection with the Merger pursuant to the NCBCA or (iv) consents, approvals, authorizations, permits, filings or notifications which, if not obtained or made, will not, individually or in the aggregate, have a Material Adverse Effect.

               2.5. Fees. Neither Nelson nor Sub has paid or become obligated to pay any fee or commission to any broker, finder or similar intermediary in connection with the transactions contemplated hereby or in connection with any offer to acquire the Company Common Stock or assets.

               2.6. Capitalization of Nelson. The authorized capital stock of Nelson consists of 1,000,000 shares of Preferred Stock, $1.00 par value ("Nelson Preferred Stock"), 20,000,000 shares of Nelson Common Stock and 5,000,000 shares of Class B Common Stock, $1.00 par value ("Nelson Class B Common Stock). As of December 31, 1993, there were 9,766,670 shares of Nelson Common Stock issued and outstanding, 801,445 shares of Nelson Class B Common Stock issued and outstanding, and no shares of Nelson Preferred Stock issued and outstanding.

               2.7. Financial Statements. Nelson has heretofore delivered to the Company its Annual Report to Shareholders for the fiscal year ended March 31, 1993 (which report includes consolidated financial statements as of and for such fiscal year, and the accompanying report of its independent public accountants, Arthur Andersen & Co.), and has also delivered to the Company its quarterly reports on Form 10-Q for the quarters ended June 30, 1993, September 30, 1993 and December 31, 1993. The March 31, 1993 annual financial statements together with the consolidated financial statements included within the Form 10-Q reports referred to above, including any notes and related schedules, are collectively referred to herein as the "Nelson Financial Statements." The Nelson Financial Statements (a) are in all material respects in accordance with the books and records of Nelson, (b) set forth fairly in all material respects the financial position, results of operations, retained earnings and cash flows of Nelson and its consolidated subsidiaries as at and

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          for  the  periods  therein  specified  and  (c)  are  prepared in accordance with generally accepted accounting principles applied on a consistent basis for the periods reported except as may be noted therein.

               2.8. Absence of Certain Changes. Since December 31, 1993 there has not been any material adverse change in the financial condition, results of operations, assets or business of Nelson and its subsidiaries, taken as a whole, other than changes in the ordinary course of business.

               2.9. Common Stock of Nelson to be Delivered. The shares of Nelson Common Stock into which the shares of Company Common Stock will be converted pursuant to this Agreement have been duly and validly authorized by all necessary corporate action on the part of Nelson and will, when so converted and delivered, upon surrender of such shares of Company Common Stock, be validly issued, fully paid and nonassessable.

               2.10. Pooling of Interests. To the actual knowledge of the executive officers of Nelson and Sub, after consulting with independent accountants or other advisors, neither Nelson nor Sub has taken or failed to take any action which would prevent the accounting for the Merger as a pooling of interests in accordance with Accounting Principles Board Opinion No. 16, the interpretative releases issued pursuant thereto; and the pronouncements of the SEC.


                                      ARTICLE 3.
                            REPRESENTATIONS AND WARRANTIES
                         OF THE COMPANY AND THE SHAREHOLDERS

               A. Representations and Warranties by the Company and the Management Shareholders.

               The Company and the Management Shareholders hereby jointly and severally represent and warrant to Nelson and Sub that:

               3.1. Corporate Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of North Carolina and has the requisite corporate power and authority to own, lease and operate its properties and conduct its business; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in the jurisdictions set forth on Schedule 3.1 hereto, which are the only jurisdictions in which the Company owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except for such failure to be qualified or to be in good standing, if any, which individually or in the aggregate would not have a Material Adverse Effect.

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               3.2. Subsidiaries and  Other Interests.  The  Company has no
          direct or indirect subsidiaries, or any interest or investment in any corporation, partnership, joint venture, business trust or other entity.

               3.3. Capitalization.   The authorized  capital stock of  the
          Company consists of 100,000 shares of Company Common Stock. As of the date of this Agreement, 10,000 shares of Company Common Stock were validly issued and outstanding, fully paid and nonassessable, and not subject to any preemptive rights. Except as set forth above, there are no other shares of capital stock of the Company authorized, issued or outstanding and there are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company obligating the Company to issue, deliver or sell or cause to be issued, delivered or sold, additional shares of capital stock of the Company or obligating the Company to grant, extend, or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any securities of the Company. Following the Effective Time, the Company will not have any obligation to issue, transfer, contribute or sell any shares of capital stock or other securities of the Company pursuant to any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any employment, severance, or other similar contract, arrangement or policy or
          any  plan  or  arrangement  providing  for  insurance   coverage,
          workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit sharing, bonuses, stock options, stock appreciation or other forms of compensation or benefits (including post-retirement insurance, compensation, or benefits) which, in each case, (i) is maintained, administered or contributed to by the Company or any of its affiliates, and (ii) covers any employee or former employee of the Company or any of its affiliates or under which the Company or any of its affiliates has any liability, or otherwise. There are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of the capital stock of the Company.

               3.4. Authority. The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the execution and delivery of any other agreements and documents contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors and Shareholders of the Company and no other corporate

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          proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

               3.5. Consents and Approvals; No Violation. Except as set forth on Schedule 3.5 hereto, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with, or result in any breach or violation of, any provision of its articles of incorporation or bylaws; (b) violate, conflict with, breach, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or other encumbrance upon any of the properties or assets of the Company under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company is a party or to which any of its properties or assets are subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances that individually or in the aggregate would not have a Material Adverse Effect; (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, except for orders, rents, injunctions, decrees, statutes, rules and regulations, the violation of which individually or in the aggregate would not have a Material Adverse Effect; or (d) require any consent, approval, authorization or permit of or from, or filing with or notification to, any Governmental Entity, except (i) the registration, qualification or approval for sale under any applicable blue sky and securities laws of the shares of Nelson Common Stock to be issued pursuant to this Agreement,
          (ii) filings, if any, pursuant to the Exchange Act, (iii) filings required in connection with the Merger pursuant to the NCBCA or
          (iv) consents, approvals, authorizations, permits, filings or notifications which if not obtained or made, will not individually or in the aggregate have a Material Adverse Effect.

               3.6. Financial Statements; Pooling of Interests.

                    (a) The  Company has  delivered  to Nelson  copies  of:
               (a) balance sheets of the Company as of December 31, 1993 and 1992, (b) statements of income (loss) and retained earnings of the Company for the three years ended December 31, 1993; and (c) statements of cash flows of the Company for the three years ended December 31, 1993. The financial statements (including the notes thereto) referred to in subsections (a) through (c) of this Section 3.6 are hereinafter referred to as the "Company Audited Statements".

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               The  Company  Audited  Statements   have  been  audited  and
               reported  on  by  Cherry  Bekaert  &  Holland,   independent
               certified public accountants.   The Company shall deliver to
               Nelson promptly after the issuance thereof any financial statements which the Company may subsequently issue prior to the Effective Time with respect to quarterly periods ending
               subsequent   to  those  covered   by  the   Company  Audited
               Statements, and, as hereinafter used, the term "Company Audited Statements", or the specific reference to any components thereof, shall include any such subsequently issued financial statements. The Company Audited Statements have been prepared in conformity with generally accepted accounting principles (except as noted therein) applied on a consistent basis throughout the periods indicated and fairly present, in all material respects, as of their respective
               dates  and  for  their  respective  periods  the   financial
               position, results of operations, retained earnings and cash flows of the Company.

                    (b) During the two years prior to the date hereof (the "Covered Period"), other than as set forth in Schedule 3.6 hereto,

                         (i) the Company has not made or instituted any changes in the equity interest of its voting common stock, including but not limited to any distributions to stockholders, and additional issuances, exchanges and retirements of securities (including but not limited to any exchange of equity for debt);

                         (ii) there  has  been  no   payment  of  an  extra
               dividend that is a substitute for a previously paid bonus to any employee of the Company;

                         (iii) there has been no alteration in the equity interest of the Company through or as a result of any business combination;

                         (iv) there  are no agreements  between the Company
               and any of its shareholders prohibiting such shareholder from acquiring additional shares of the Company or its successors (including Nelson) for a period of years ("standstill agreement");

                         (v)  the  Company  has  not  sold   a  significant
               segment of its assets;

                         (vi) the Company has not concluded any spin-off of
               assets;

                         (vii)  the Company  has  not granted  any options,
               warrants, stock appreciation rights, or similar equity-based rights. To the extent such rights have been granted they have been rescinded and no shares have been issued under the terms thereof. Furthermore, during the Covered Period there has been no change in the original terms of any stock option, warrant, stock appreciation right or similar right granted prior to the Covered Period. Furthermore, during the Covered Period there has been no issuance of bonus shares or any other shares by the Company to employees (shareholder or nonshareholder);

                         (viii) the Company has not reacquired shares of voting common stock for any purpose during the Covered Period, nor has the Company engaged in any transactions with respect to treasury stock during the Covered Period; and

                         (ix) the  Company  has  not  owned,  nor  does the
               Company own as of the date hereof, any shares of the capital stock of Nelson.

               3.7. Employee and Fringe Benefits Plans.

                    (a) Schedule 3.7 hereto sets forth the names, ages and titles of all members of the Board of Directors and officers of the Company and all employees of the Company earning in excess of $10,000 per annum, and the annual rate of compensation (including bonuses) being paid to each such member of the Board of Directors, officer and employee as of the most recent practicable date.

                    (b) Schedule 3.7 hereto lists each employment, bonus, deferred compensation, pension, stock option, stock appreciation right, profit-sharing or retirement plan, arrangement or practice, each medical, vacation, retiree medical, severance pay plan, and each other agreement or fringe benefit plan, arrangement or practice, of the Company, whether legally binding or not, which affects one or more of its employees, including all "employee benefit plans" as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, the "Plans"). All Plans which are subject to Title IV of ERISA or the minimum funding standards of
               Section 412 of the Code shall be referred to as the "Pension Plans."

                    (c) For each Plan which is an "employee benefit plan" under Section 3(3) of ERISA, the Company has delivered to Nelson correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts and funding agreements which implement each such Plan.

                    (d) The Company does not have any commitment, whether formal or informal and whether legally binding or not,
               (i) to create any additional such Plan; (ii) to modify or change any such Plan; or (iii) to maintain for any period of time any such Plan. Schedule 3.7 hereto contains an accurate and complete description of the funding policies (and commitments, if any) of the Company with respect to each such existing Plan.

                    (e) The Company has no unfunded past service liability in respect of any of its Plans; the actuarially computed value of vested benefits under any Pension Plan of the
               Company   (determined   in  accordance   with   methods  and
               assumptions utilized by the Pension Benefit Guaranty Corporation ("PBGC") applicable to a plan terminating on the date of determination) does not exceed the fair market value of the fund assets relating to such Pension Plan; neither the Company nor any Plan nor any trustee, administrator, fiduciary or sponsor of any Plan has engaged in any prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code for which there is no statutory exemption in Section 408 of ERISA or Section 4975 of the Code; all filings, reports and descriptions as to such Plans (including Form 5500 Annual Reports, Summary Plan Descriptions, PBGC-1's and Summary Annual Reports) required to have been made or distributed to participants, the Internal Revenue Service, the United States Department of Labor and other governmental agencies have been made in a timely manner or will be made on or prior to the Effective Time; there is no material litigation, disputed claim, governmental proceeding or investigation pending or threatened with respect to any of such Plans, the related trusts, or any fiduciary, trustee, administrator or sponsor of such Plans; such Plans have been established, maintained and administered in all material respects in accordance with their governing documents and applicable provisions of ERISA and the Code and Treasury Regulations promulgated thereunder; there has been no "Reportable Event" as defined in Section 4043 of ERISA with respect to any Pension Plan that has not been waived by the Pension Benefit Guaranty Corporation; and each Pension Plan and each Plan which is intended to be a qualified plan under Section 401(a) of the Code has received, within the last three years, a favorable determination letter from the Internal Revenue Service.

                    (f) The Company has complied in all material respects with all applicable federal, state and local laws, rules and regulations relating to employees' employment and/or employment relationships, including, without limitation, wage related laws, anti-discrimination laws, employee safety laws and COBRA (defined herein to mean the requirements of

               Code Section 4980B, Proposed Treasury Regulation Section 1.162-26 and Part 6 of Subtitle B of Title I of ERISA).

                    (g) The consummation of the transactions contemplated by this Agreement will not (i) result in the payment or series of payments by the Company to any employee or other person of an "excess parachute payment" within the meaning of Section 280G of the Code, (ii) entitle any employee or former employee of the Company to severance pay, unemployment compensation or any other payment, and (iii) accelerate the time of payment or vesting of any stock option, stock appreciation right, deferred compensation or other employee benefits under any Plan (including vacation and sick pay).

                    (h) None of the Plans which are "welfare benefit plans," within the meaning of Section 3(1) of ERISA, provide for continuing benefits or coverage after termination or retirement from employment, except for COBRA rights under a "group health plan" as defined in Code Section 4980B(g) and ERISA Section 607.

                    (i) Neither the Company nor any "affiliate" of the Company (as defined in ERISA) has ever participated in or withdrawn from a multi-employer plan as defined in Section 4001(a)(3) of Title IV of ERISA, and the Company has not incurred and does not owe any liability as a result of any partial or complete withdrawal by any employer from such a multi-employer plan as described under Sections 4201, 4203, or 4205 of ERISA.

                    (j) No Pension Plan has been completely or partially terminated, nor has any proceeding been instituted by the PBGC to terminate any such Pension Plan; the Company has not incurred, and does not presently owe, any liability to the PBGC or the Internal Revenue Service with respect to any Pension Plan including, but not by way of limitation, any liability for PBGC premiums or excise taxes under Code
               Section 4971.

               3.8. Taxes.

                    (a) The Company (i) has duly filed with the appropriate federal, state, local, and foreign taxing authorities all Tax Returns (as hereinafter defined) required to be filed by or with respect to the Company, and such Tax Returns are true, correct and complete in all material respects, (ii) has paid in full or made adequate provision on its balance sheet (in accordance with generally accepted accounting principles) for the payment of all Taxes (as hereinafter defined) required to be paid by the Company other than those Taxes with respect to which the failure to pay or to so provide adequate provision for would not have a material adverse effect on the business, financial condition or results of operations of the Company, (iii) have not made the consent provided for in Section 341(f) of the Code (or any corresponding provision of state, local, or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local, or foreign income tax law) apply to any disposition of an asset owned by it, (iv) has not granted or been requested to grant any extension of the limitation period applicable to any claim for taxes or assessments with respect to Taxes, and
               (v) has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing
               to  any   employee,  independent  contractor,   creditor  or
               shareholder.

                    (b) The Management Shareholders have no knowledge of any proposed tax assessment against the Company.

                    (c) For the purposes of this Agreement, (i) "Taxes" means all taxes, charges, fees, duties, levies, penalties, or other assessments imposed by any United States federal, state, local, or foreign taxing authority, including without limitation income, excise, gross receipts, business, property, sales, use, service, occupancy, privilege, license, transfer, franchise, profits, payroll, withholding, unemployment, social security, or other taxes, including any interest, penalties, or additions to tax attributable thereto, and (ii) "Tax Return" means any return, report, information return, or other document (including any related or supporting information) with respect to Taxes.

                    (d) Since its incorporation and through the date hereof, the Company has elected S Corporation status under the Code. Throughout that period, the Company has been in compliance with all applicable provisions of the Code and regulations promulgated thereunder relating to eligibility as an S Corporation.

               3.9. Litigation. Except as set forth on Schedule 3.9 hereto, there is no action, suit, proceeding or investigation pending or, to the actual knowledge of the Company and the Management Shareholders, threatened against the Company.

               3.10. Labor. There has not been any strike, slowdown, picketing, work stoppage, labor arbitration or proceeding in respect of the grievance of any employee, an application or complaint filed by an employee or union with the National Labor Relations Board or any comparable state or local agency, organizational activity or other labor dispute (collectively, a "Labor Dispute") against or affecting the Company. No Labor Dispute exists with or is being threatened by the employees of the Company which could have a Material Adverse Effect on the Company. There are no collective bargaining agreements in effect between the Company and labor unions or organizations representing any of the employees of the Company.

               3.11.     Title and Related Matters.  Except as reflected in
          the Company Audited Statements, the Company has good and marketable title to all the properties, interest in properties and assets, real and personal, reflected in the balance sheet as of December 31, 1993 referred to in Section 3.6, or acquired after December 31, 1993 (except properties, interests and assets sold or otherwise disposed of since December 31, 1993 in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges and other encumbrances and imperfections except (a) liens of current taxes not yet due and payable and (b) mortgages, liens, pledges, charges and other encumbrances and imperfections referred to in the notes to such balance sheet, or which do not detract from or interfere with the present use of the properties subject thereto or affected thereby, or otherwise impair present business operations at such properties. The structures and equipment of the Company comply in all material respects with the requirements of all applicable federal, state or local laws, regulations, ordinances or orders of any governmental authority, including those relating to zoning, building or use permits. To the actual knowledge of the Company and the Management Shareholders, all such structures and equipment material to the Company's business are in good repair and operating order, ordinary wear and tear excepted. All leases pursuant to which the Company leases any real property are valid and subsisting, and all leases requiring monthly payments of in excess of $1,000 or annual payments in excess of $12,000 pursuant to which the Company leases personal property are valid and subsisting, and there is not as of the date of this Agreement under any of such leases any material default by the Company or by any other party which default is known to the Company or any event that with the passage of time or the giving of notice or both would constitute such a material default. Following the Merger, the Company will continue to have good and marketable leasehold title to the property, real and personal, now leased by the Company free and clear of any claims, liens, mortgages, options, charges, security interests, restrictions, easements, rights, privileges and encumbrances and, except as set forth on
          Schedule 3.11 hereto, the Merger will not result in any increase in rents or charges under any lease. Copies of all such leases have been made available to Nelson.

               3.12. Contracts and Commitments; No Default. Except as reflected in the Company Audited Statements or in Schedule 3.12 hereto, the Company is not a party to any oral or written
          (a) agreement, commitment, contract or indenture relating to the borrowing of money by the Company; (b) guaranty of any obligation for the borrowing of money or otherwise; (c) consulting or other similar contract providing for the rendering of managerial or personal services; or (d) other contract, agreement or commitment not in the ordinary course of business or involving more than $10,000. Except as set forth in Schedule 3.12 hereto, the Company has in all material respects performed all obligations to be performed by it under all contracts, licenses, agreements and commitments to which it is a party, and there is not under any such contracts, licenses, agreements or commitments any existing default or event of default or event which with notice or lapse of time or both would constitute a default. Complete and accurate copies of all contracts, licenses, agreements and commitments and other items so described in Schedule 3.12 will be made available to Nelson. Between the date hereof and the Effective Time, the Company will not, without the prior written consent of Nelson, enter into or amend any contract, license, agreement or other instrument of any of the types listed in this
          Section 3.12.

               3.13. Insurance. The Company has provided to Nelson complete copies of all policies of insurance relating to properties of the Company. The principal policies of fire, liability and other forms of insurance held by the Company will be outstanding and in full force at all times from the date hereof to the Effective Time, and the Company agrees that it will take such steps as may be necessary to ensure that substantially equivalent coverage is in effect at and after the Effective Time.


               3.14.     Trademarks,  Etc.    Schedule  3.14  hereto is  an
          accurate and complete list of all trademarks, tradenames, trademark registrations, service names, service marks, copyrights, formulas and applications therefor owned by the Company or used or required by the Company in the operation of the Company's business, title to each of which is, except as set forth in Schedule 3.14 hereto, held by the Company free and clear of all adverse claims, liens, security agreements, restrictions or other encumbrances. Except as set forth in Schedule 3.14 hereto, there is no (i) infringement action, lawsuit, claim or complaint which asserts that the Company's operations violate or infringe the rights or the trade names, trademarks, trademark registration, service name, service mark or copyright of others with respect to any apparatus or method of the Company or (ii) adversely held trademark, trade name, trademark registration, service name, service mark or copyright. The Company is not in any way making use of any confidential information or trade secrets of any person except with the consent of such person. The Company neither owns nor licenses any patent rights.

               3.15.     Environmental  Matters.   Except as  set forth  on
          Schedule 3.15 hereto:

                    (a) All federal, state and local permits, licenses and authorizations required for the use and operation of the real property owned, leased or used by the Company have been obtained and are presently in effect except for such permits, licenses and authorizations the failure to obtain or maintain in effect would not individually or in the aggregate have a Material Adverse Effect.

                    (b) None of such real property has been used by the Company at any time to handle, treat, store or dispose of any hazardous or toxic waste or substance, nor is any of the real property, including all soils, ground waters and service waters located on, in or under such real property, contaminated with pollutants or other substances, which contamination may give rise to a clean-up obligation under any federal, state or local law, rule, regulation or ordinance.

                    (c) There are no outstanding violations or any consent decrees entered against the Company regarding environmental and land use matters, including, but not limited to, matters affecting the emission of air pollutants, the discharge of water pollutants, the management of hazardous or toxic substances or wastes or noise.

                    (d) There are no claimed, threatened or alleged violations with respect to any federal, state or local environmental law, rule, regulation, ordinance, permit, license, or authorization and there are no present discussions with any federal, state or local governmental agency concerning any alleged violation of environmental laws, rules, regulations, ordinances, permits, licenses or authorizations.

                    (e) All operations conducted by the Company on such real property have been and are, in all material respects, in compliance with all federal, state and local statutes, rules, regulations, ordinances, permits, licenses and authorizations relating to environmental compliance and control.

                    (f) There are no pending or, to the actual knowledge of the Company and the Management Shareholders, threatened lawsuits or administrative proceedings against the Company that may affect the Company regarding environmental compliance, control or liability.

               3.16. Accounts Receivable. All accounts and notes receivable of the Company, whether reflected in the Company Audited Statements or otherwise, represent sales actually made in the ordinary course of business. None of such receivables is subject to any counterclaim or set-off other than normal sales adjustments or allowances consistent with past practice.

               3.17. Inventory. All inventories of raw material, work-in-process and finished goods of the Company, whether reflected in the Company Audited Statements or otherwise, are of good and merchantable quality and are usable and saleable in the ordinary course of business, except for items of obsolete materials and materials of below standard quality, all of which have been written down in the Company Audited Statements to realizable market value or for which adequate reserves have been provided therein. The aggregate of all inventories is not less than the amounts reflected on the December 31, 1993 balance sheet.

               3.18. Absence of Certain Changes. Except as set forth in Schedule 3.18, since December 31, 1993, (a) there has not been any material adverse change in the business, financial condition or results of operations of the Company, and (b) the Company has not made any change in its business or operations or in the manner of conducting its business, or incurred any obligation or liability, other than in the ordinary course of business and consistent with past practice.

               3.19. No Undisclosed Liability. Except as and to the extent of the amounts specifically reflected or reserved against in the Company Audited Statements, the Company does not have any material liability or obligation of any nature, whether absolute, accrued, contingent, or otherwise and whether due or to become due (including, without limitation, liability for taxes and interest, penalties, and other charges payable with respect thereto), except for liabilities incurred in the ordinary course of business since December 31, 1993 and reflected on Schedule
          3.19  hereto.   The  reserves  reflected in  the  Company Audited
          Statements are adequate, appropriate, and reasonable in accordance with generally accepted accounting principles applied on a consistent basis as of the dates of such financial statements.

               3.20. Compliance with Applicable Law. The Company is in material compliance in the conduct of its business and the ownership of its assets with all applicable laws, rules and regulations of all governmental authorities (federal, state, local, foreign or otherwise) (collectively, "Laws"), including Laws prohibiting certain business combinations, restraints of trade and unfair methods of competition and other anticompetitive practices, including tying arrangements. The Company has not received any notice of, or notice of any investigation of, a possible violation of any applicable Laws. The Company is not subject to any currently existing order, writ, judgment, injunction or decree relating to its business, assets or operations.

               3.21. Certain Payments. Neither the Company nor any of its directors, officers, agents or employees have, and no other person associated with or acting for or on behalf of the Company has, directly or indirectly, (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any individual, corporation, partnership or other entity, or any legislative body or Governmental Entity, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured or (iii) to obtain special concessions or for special concessions already obtained for or in respect of the Company or any affiliate of the Company, or (b) established or maintained any fund or asset which has not been recorded in the books and records of the Company.

               3.22. Fees. The Company has not paid or become obligated to pay any fee or commission to any broker, finder or similar intermediary in connection with the transactions contemplated hereby or in connection with any offer to acquire the Company Common Stock or assets.

               3.23. Pooling of Interests. To the actual knowledge of the Company and the Management Shareholders, after consulting with independent accountants or other advisors, neither the Company nor the Shareholders has taken or failed to take any action which would prevent the accounting for the Merger as a pooling of interests in accordance with Accounting Principles Board Opinion No. 16, the interpretative releases issued pursuant thereto, and the pronouncements of the SEC.

               3.24. Product and Service Warranties. Except as described on Schedule 3.24, the Company has not given or made any warranties to third parties with respect to any products supplied or services performed by it which may still be in effect at any time after the date hereof, except for warranties imposed by law. Except as described on Schedule 3.24, there have been no claims or investigations made with respect to any product or service warranties which have not been fully settled and resolved or any unresolved warranty claims which have not been adequately reserved against on the Company Audited Statements. The Company does not know of any basis for any other claim or investigation.

               3.25.     Orders, Commitments and Returns.  The aggregate of
          all accepted and unfilled orders for the sale of merchandise entered into by the Company does not exceed an amount which can reasonably be expected to be filled in the ordinary course of business on a schedule which will maintain satisfactory customer relationships, and the aggregate of all contracts or commitments for the purchase of products by the Company does not exceed an amount which is reasonable for its anticipated volumes of business (all of which orders, contracts and commitments were made in the ordinary course of business). As of the date of this Agreement, there are no asserted claims to return merchandise of the Company by reason of alleged overshipments, defective merchandise, breach of warranty or otherwise. Except as set forth on Schedule 3.25 hereto, there is no merchandise in the hands of customers under any understanding that such merchandise is returnable other than pursuant to the standard returns policy set forth in Section 3.24 of this Agreement. To the actual knowledge of the Company and the Management Shareholders, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any cancellations or withdrawals of accepted and unfilled orders for the sale of the Company's merchandise.

               3.26. Customers and Suppliers. Schedule 3.26 hereto contains an accurate and complete list of the names and addresses of the 20 largest customers to whom the Company has sold or leased products or services during the past two fiscal years and the 10 largest suppliers from whom the Company has purchased supplies during the past two fiscal years. The Company has not received any indication from any customer or supplier whose name appears on such list that such customer or supplier will not continue as a customer or supplier of the Company after the Closing. Except as set forth on Schedule 3.26 hereto, no customer, or group of related customers, accounted for more than 5% of the Company's sales for the fiscal year ended December 31, 1993.

               3.27.     Relationships with Related Persons.  Except as set
          forth in the Company Audited Statements or on Schedule 3.27 hereto, to the actual knowledge of the Company or the Management Shareholders, none of the Shareholders has, and no affiliate of any Shareholder or the Company has, (nor during the period beginning January 1, 1993 through and including the date hereof had) any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company. Except as set forth on Schedule 3.27 hereto, during the period beginning January 1, 1993 through and including the date hereof, to the actual knowledge of the Company or the Management Shareholders, none of the Shareholders nor any affiliate of any Shareholder or the Company, individually or collectively, owns or has owned of record or as a beneficial owner, an equity interest or any other financial or profit interest in any firm, corporation or any other entity or person which (a) has had business dealings or a material financial interest in any transaction with the Company, or (b) which is in competition with the Company with respect to any line of the products or services of the Company. Except as set forth in the Company Audited Statements or on Schedule 3.27 hereto, to the actual knowledge of the Company or the Management Shareholders, none of the Shareholders has any claim or right against the Company.

               3.28. Corporate Records. The Company has delivered or provided to Nelson for its review complete copies of the following items, as amended and presently in effect, for the
          Company: (a) Article of Incorporation, (b) Bylaws, (c) minute books, and (d) stock registration books (all hereinafter referred to as the "Corporate Records").

               3.29. Full Disclosure. Neither this Agreement, nor any Schedule, exhibit, list, certificate or other instrument and document furnished or to be furnished by the Company to Nelson pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements and information contained herein or therein not misleading. The Company has not withheld from Nelson disclosure of any event, condition or fact which the Company knows, or has reasonable grounds to know, may constitute a Material Adverse Effect.

               B.   Representations and Warranties by the Shareholders.

               Each Shareholder severally and not jointly represents and warrants to Nelson and Sub that:

               3.30. Title to and Validity of Company Common Stock. Such Shareholder now has, and on the Closing Date will be the holder of record with unrestricted power to vote the shares of Company Common Stock designated as owned by such Shareholder in
          Schedule 3.30 hereto, free and clear of any security interests, claims, liens, equities and other encumbrances, except as provided herein. All of such shares are on the date hereof and will on the Closing Date be registered in the name of such Shareholder.

               3.31. Authority. Such Shareholder has the legal power, right and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement by such Shareholder (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene or constitute a default under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or any other instrument binding upon such Shareholder. This Agreement has been duly executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder.

               3.32.     Investment Intent.

                    (a) Such Shareholder acknowledges that the Nelson Common Stock has not been registered under the Securities Act or any state securities law, and that Nelson has disclosed to such Shareholder that the Nelson Common Stock may not be sold absent such registration or unless an exemption from registration is available. None of the Nelson Common Stock will be sold or transferred by such Shareholder in violation of the Securities Act or any state securities law. Such Shareholder is aware that, except as provided in the Registration Rights Agreement (as hereinafter defined), Nelson is under no obligation to register any of the Nelson Common Stock under the Securities Act or any state securities law.

                    (b) Such Shareholder confirms that Nelson has made available to such Shareholder the opportunity to ask questions of its officers and directors and to acquire such information about the business and financial condition of Nelson as such Shareholder has requested, which additional information has been satisfactorily received.

               3.33.     Relationships with Related Persons.  Except as set
          forth in the Company Audited Statements or Schedule 3.33 hereto, such Shareholder has not, and no affiliate of such Shareholder has, (nor during the period beginning January 1, 1993 through and including the date hereof had) any interest in the property, real or personal, tangible or intangible, used in or pertaining to the business of the Company. During the period beginning January 1, 1993 through and including the date hereof, neither such Shareholder nor any affiliate of such Shareholder owns or has owned of record or is a beneficial owner of an equity interest or any other financial profit interest in any firm, corporation or any other entity or person which (a) has had business dealings or material financial interest in any transaction with the Company, or (b) which is in competition with the Company with respect to any line of the products or services of the Company. Such Shareholder confirms that it has no claim or right against the Company.

                                      ARTICLE 4.
                                      COVENANTS

               4.1. Acquisition Proposals. From and after the date hereof until the termination of this Agreement, the Company and the Management Shareholders will not, directly or indirectly, and the Company will instruct and shall cause its officers, directors, employees, agents, advisors and other representatives and consultants not to, directly or indirectly, solicit or initiate or engage in negotiations or discussions concerning any proposals or offers from any person relating to any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination with, the Company, or provide any person other than Nelson, Sub, and their affiliates with any information regarding the Company in connection with any such proposal or offer.

               4.2. Interim Operations. During the period from the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement, except as specifically contemplated by this Agreement, or as otherwise approved by Nelson in writing:

                    (a) Conduct of Business. The Company will conduct its business only in, and not take any action except in, the ordinary and usual course of business and consistent with past practice. Nelson shall be advised of and consulted with regarding any major business decisions. The Company will use reasonable efforts to preserve intact the business organization of the Company, to keep available the services of its present officers and key employees, and to preserve the goodwill of customers, suppliers and others having business relationships with it. From and after the date hereof and until the Effective Time, the Company shall not
               (i) knowingly take any action, or knowingly fail to take any action, that would jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes; (ii) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a)(2)(E) of the Code; or (iii) enter into any contract, agreement, commitment or arrangement with respect to either of the foregoing.

                    (b) Articles of Incorporation. Except as contemplated by this Agreement, the Company will not make any change or amendment to its articles of incorporation or bylaws.

                    (c) Capital Stock. The Company will not issue or sell any shares of its capital stock or any other securities, or issue any securities convertible into or exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or enter into any contract, understanding or arrangement with respect to the issuance of, any shares of its capital stock or any other securities or enter into any arrangement or contract with respect to the purchase or voting of shares of its capital stock or other securities, or make any other changes in its capital structure.

                    (d)  Dividends.    Except  for  distributions   to  the
               Shareholders for the payment of taxes relating to the Company's operations for the fiscal year ended December 31, 1993 in an aggregate amount not to exceed $200,000, the Company will not declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock, or property) with respect to, or purchase or redeem, any shares of its capital stock or other securities.

                    (e) Employee Plans, Compensation, Etc. Except as provided in this Agreement and except for amendments to tax-qualified employee benefit plans necessary to maintain their status as such, the Company will not adopt or amend any Plan or increase the compensation or fringe benefits of any director, officer or employee (except, with respect to persons who are not directors or officers, for normal increases in the ordinary course of business and consistent with past practice) or pay any benefit which is not required by any existing plan or agreement (including without limitation the granting of stock options or stock appreciation or similar rights) or take any action or grant any benefit not expressly required under the terms of any existing agreement, trust, Plan or fund or enter into any contract, agreement or legally enforceable commitment to do any of the foregoing.

                    (f)  Debt.    The  Company  will  not,  except  in  the
               ordinary course of business, (i) incur or assume any indebtedness in excess of $10,000 in the aggregate unless approved in advance by Nelson; or (ii) make any loans, advances or capital contributions to, or investments in, any other person.

               4.3. Access to Information. Between the date of this Agreement and the Effective Time, the Company will, during regular business hour (and outside of regular business hours, if reasonably necessary) upon reasonable notice: (a) give Nelson and its authorized representatives access to all plants, offices, warehouses and other facilities and to all books and records of the Company; (b) permit Nelson, and its affiliates to make such inspections as any of them may require; and (c) cause the officers, employees, auditors, attorneys, and other advisors, suppliers and customers of the Company to furnish Nelson and its affiliates with such financial and operating data and other information with respect to the business and properties of the Company as any of them may from time to time request. Any such information provided to Nelson or its representatives shall be subject to the confidentiality provisions of that certain Letter Agreement between the Company and Nelson dated March 24, 1994 (the "Letter of Intent").

               4.4. Certain  Filings,  Consents,  and Arrangements;  Public
          Announcements. Nelson, its affiliates, and the Company, and its affiliates, will cooperate with one another (a) in promptly determining whether any filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any federal, state, or foreign law or regulation, and (b) in promptly making any such filings, furnishing information required in connection therewith, and seeking timely to obtain any such consents, approvals, permits, or authorizations. Nelson, the Company and their respective affiliates shall not, without the prior written consent of the others, unless otherwise required by law, disclose to any person or entity either the fact that this Agreement has been executed or the fact that discussions and negotiations are taking place concerning a possible transaction between the parties hereto. Nelson agrees that the information obtained concerning the business of the Company will be held in the strictest confidence and will be used by it solely to evaluate the Merger and if the Merger does not occur, shall return or destroy, at the Company's request, all copies of such information in their possession. Nelson covenants not to use any such information in any way which is detrimental in any material respect to the Company and agrees not to disclose to any third party any non-public information regarding the Company including, but not limited to, the disclosure of customer lists, financial statements, evaluation of assets or other information of a non-public nature.

               4.5. State Takeover Statutes. The Company will, upon the request of Nelson and at Nelson's expense, take all steps to
          (a) exempt the Company and the Merger from the requirements of any state takeover law (including the North Carolina Shareholder Protection Act) by action of the Company's Board of Directors or otherwise; and (b) assist in any challenge by Nelson to the validity or applicability to the Merger of any state takeover law.

               4.6. Notification of Certain Matters. The Company shall give prompt notice to Nelson, and Nelson shall give prompt notice to the Company, of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date; and
          (b) any failure of the Company or Nelson, as the case may be, to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder; provided that the delivery of notice pursuant to this Section 4.6 shall not limit or otherwise affect the remedies available hereunder to the party or parties receiving such notice.

               4.7. Best Efforts; Further Assurances. Subject to the terms and conditions hereof, the Company and Nelson each agree to use its best efforts to take promptly, or cause to be taken, all actions and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its best efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effect all necessary registrations and filings, and obtain any required contractual consents. If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with the Merger or otherwise to carry out the purposes of this Agreement, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or otherwise, all such other deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

               4.8. Issuance of Common Stock. As and when required by the provisions of this Agreement, Nelson will cause to be issued the Nelson Common Stock in the amounts and on the basis set out in this Agreement to the record holders of the Company Common Stock upon the surrender of duly and properly endorsed Company Stock Certificates or upon evidence of loss thereof in a form reasonably satisfactory to Nelson in accordance with Section 1.6 above.

               4.9. Employee Benefits. Nelson will amend and take such other action with respect to Nelson's employee benefit plans as will be required to permit employees of the Company to become eligible, from and after the Effective Time or such other time as Nelson and the Company mutually agree upon, for benefits available to employees of Nelson under Nelson's employee benefit plans. Nelson shall be under no obligation to continue any existing Plans maintained by the Company, nor any plan or practice relating to the issuance of stock of the Company to any executive officer or other employee.

               4.10.     Other Agreements.

                    (a) Nelson shall enter into employment agreements with Eric Presley and Clay Presley upon terms and conditions mutually satisfactory to the parties thereto.

                    (b) Nelson shall pay to each of Eric Presley and Clay Presley $150,000 at Closing in immediately available funds (or, at their option on a deferred payment schedule) in consideration for their having entered into non-compete agreements with Nelson for a period of five (5) years following the Closing Date, upon terms and conditions mutually satisfactory to the parties thereto (the "Non-Compete Agreements").

                    (c)  Following the Closing,  Nelson shall grant (i)  to
               Clay Presley a stock option to purchase 10,000 shares of Nelson Common Stock; and (ii) to Eric Presley a stock option to purchase 5,000 shares of Nelson Common Stock (collectively, the "Option Agreements"). The Option Agreements will be granted pursuant to the Stock Incentive Plan of 1986 ("Plan") with an exercise price equal to the closing sales price of Nelson Common Stock on the NASDAQ National Market System on the date of grant (which shall be the date of the first meeting of the Compensation Committee of the Board of Directors following the Closing) and will vest in 25% annual increments, commencing on the first anniversary of the date of grant subject in all cases to the provisions of the Plan.

                    (d) Nelson shall have entered into a Registration Rights Agreement in the form of Exhibit B hereto with each Shareholder (the "Registration Rights Agreement").

                    (e) Nelson shall have entered into an assignment of option agreement with Eric Presley in substantially the form attached hereto as Exhibit C (the "Assignment Agreement") and shall have issued the shares of Nelson Common Stock issuable thereunder.

                                      ARTICLE 5.
                                      CONDITIONS

               5.1. Conditions to each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction, on or prior to the Closing Date, of the following conditions, none of which may be waived:

                    (a) this Agreement shall have been adopted by the affirmative vote or consent of the Shareholders in accordance with applicable law and the Company's articles of incorporation and bylaws; and

                    (b) there shall not be in effect (i) any action or proceeding before a court or other governmental body by any governmental agency or public authority, (ii) any judgment, decree or order issued by a federal, state or local court of competent jurisdiction, or (iii) any statute, rule or regulation enacted or promulgated by any federal, state, or local legislative, administrative or regulatory body of competent jurisdiction, that in any of the cases (i),
               (ii) or (ii) prohibits the consummation of the Merger or makes such consummation illegal.

               5.2. Conditions to Obligations of Nelson to Effect the Merger. The obligations of Nelson to effect the Merger are further subject to the satisfaction or waiver, where permissible, of the following conditions:

                    (a) the representations and warranties of the Company, the Management Shareholders and the Shareholders contained in this Agreement shall be true as of the date hereof and shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct;

                    (b)  the  Company and the Management Shareholders shall
               have  performed  all  of   their  respective  covenants  and
               obligations contained in this Agreement;

                    (c)  the Company  shall have  furnished  Nelson with  a
               certificate dated as of the Effective Time, signed by the President of the Company, to the effect that the conditions set forth in Section 5.2(a) and (b) above have been satisfied;

                    (d) the Company shall have delivered to Nelson, a complete and correct list of its shareholders of record at the Effective Time stating their names, addresses and number of shares held, which shall be certified by the Secretary of the Company;

                    (e) Nelson shall have been furnished the opinions of counsel to the Company and the Shareholders, dated the Closing Date, to the effect set forth in Exhibit D attached hereto;

                    (f) since December 31, 1993 there shall not have been a material adverse change nor any event that would result in a material adverse change, as far as reasonably can be determined or foreseen by Nelson, in the financial condition, results of operations, or business of the Company;

                    (g) all corporate action necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated in this Agreement (including the adoption by the requisite vote of shareholders of the Company) shall have been duly and validly taken, and the Company shall have full power and right to merge on the terms provided in this Agreement, and none of the holders of issued and outstanding shares of the Company Common Stock shall have exercised or have the right to exercise any rights to demand fair value for their shares of Company Common Stock under the NCBCA;

                    (h)  all   necessary  state  securities  and  blue  sky
               permits and approvals required to carry out the Merger shall have been obtained;

                    (i) Nelson shall not have determined that the Merger has become inadvisable or impracticable by reason of any litigation or proceeding instituted by a person, entity or any government or agency thereof, with respect to which, in the good faith judgment of its Board of Directors (acting upon advice of competent outside counsel who shall have advised to the following effect), it is reasonable to conclude that such litigation or proceeding has resulted or will result in an order, stay, judgment or decree which
               (i) will restrain or prohibit (A) the consummation of the transactions contemplated by this Agreement or (B) the ownership by the Surviving Corporation after the Effective Time of any of the properties, or the operation by the Surviving Corporation or by Nelson after the Effective Time of any of the businesses of the Company unless (1) such order, stay, judgment or decree would not be violated by the Merger, and (2) such ownership or operation is not material to the Company's financial condition or prospects, or
               (ii) will individually or in the aggregate have a Material Adverse Effect; provided, however, that prior to making any such determination Nelson and the Company shall use their best efforts to prevent any such order, stay, judgment or decree from arising or, if entered, continuing in effect;

                    (j) Eric Presley and Clay Presley shall have entered into employment agreements with Nelson upon terms and conditions mutually satisfactory to the parties thereto;

                    (k) Eric Presley, Clay Presley and Pam Manion shall have entered into the Non-Compete Agreements with Nelson;

                    (l) Nelson shall have received undertakings in writing from each director, executive officer and Shareholder of the

               Company, in substantially the form attached hereto as Exhibit E to the effect that such person will comply with the provisions of the Securities Act with respect to any resales of the Nelson Common Stock received in connection with the Merger, and providing, in addition, that such Shareholder will not sell, assign or transfer any of such Nelson Common Stock until Nelson shall have published consolidated financial results including the combined operations of Nelson and the Company for a period of at least 30 days following the Effective Time of the Merger;

                    (m) Nelson shall have received letters from Arthur Andersen & Co. and Cherry Bekaert & Holland independent certified public accountants for Nelson and the Company, respectively, confirming that nothing has come to their attention that would lead them to believe that the Merger will not be accounted for as a pooling of interests. Such accounting firms shall, as to factual matters applicable to the opinions set forth in such letters, be entitled to rely on certificates of officers of Nelson and the Company;

                    (n) Nelson shall have completed to its satisfaction a review of the Company's business and operations;

                    (o)  Eric   Presley   shall  have   entered   into  the
               Assignment Agreement; and

                    (p)  Nelson  shall  have  received  evidence  that  any
          receivable or other payment owed to the Company by any Shareholder as of the date of Closing has been satisfied i n full.

               5.3. Conditions to  the Obligations  of the Company  and the
          Shareholders to Effect the Merger. The obligations of the Company and the Shareholders to effect the Merger are further subject to the satisfaction or waiver, where permissible, of the following conditions:

                    (a) the representations and warranties of Nelson and Sub contained in this Agreement shall be true and correct in all material respects as of the date hereof and shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct in all material respects;

                    (b) Nelson shall have performed all of its covenants and obligations contained in this Agreement;

                    (c) Nelson shall have furnished to the Company and the Shareholders a certificate dated as of the Effective Time, signed by a duly authorized officer of Nelson, to the effect that the conditions set forth in Section 5.3(a) and (b) above have been satisfied;

                    (d) the Company shall have been furnished an opinion of Bass, Berry & Sims dated the Closing Date, to the effect set forth in Exhibit F attached hereto;

                    (e) all corporate action necessary to authorize the execution, delivery and performance of this Agreement by Nelson and Sub, and the consummation of the transactions contemplated in this Agreement shall have been duly and validly taken, and Nelson and Sub shall have full power and right to effect the Merger on the terms provided for in this Agreement;

                    (f) Nelson shall have entered into a Registration Rights Agreement with each of the Shareholders;

                    (g) Since the date hereof there shall not have been a material adverse change or other event that would result in a material adverse change in the financial condition, results of operation, or business of Nelson;

                    (h)  All  necessary  state  securities  and   Blue  Sky
               permits and approvals required to carry out the Merger shall have been obtained;

                    (i)  Nelson   shall   have   entered  into   employment
               agreements with Eric Presley and Clay Presley upon terms and conditions mutually satisfactory to the parties thereto;

                    (j) Nelson shall have entered into the Non-Compete Agreements with Eric Presley and Clay Presley; and

                    (k)  Nelson  shall  have  entered into  the  Assignment
               Agreement.


                                      ARTICLE 6.
                              INDEMNIFICATION; SURVIVAL

               6.1. Indemnification by the Shareholders.

                    (a) Each  Shareholder,  jointly  and severally,  hereby
               agrees to defend, indemnify and hold harmless Nelson, Sub and their respective shareholders, affiliates (including, as of the Effective Date of the Merger, the Company), officers, directors, employees, agents, successors and assigns (the "Nelson Indemnified Persons") and shall reimburse the Nelson Indemnified Persons for, from and against each loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors)

               (collectively, "Losses"), to the extent such Losses directly or indirectly relate to, result from or arise out of:

                         (i) Any untrue representation, misrepresentation, breach of warranty or nonfulfillment of any covenant, agreement or other obligation by the Company or of any Shareholder contained herein (other than under Sections 3.30, 3.31, 3.32 and 3.33), any Schedule hereto or in any certificate, document or instrument delivered to Nelson or Sub pursuant hereto.

                         (ii) Any  cost, expense  or liability  incurred by
                    the Surviving Corporation or Nelson in connection with any pollution of the soil or ground water of, or originating from, any parcel of real property owned, leased or used by the Company which exists on the Closing Date (regardless of whether the possibility of such cost or expense shall have been disclosed to Buyer at or prior to the Closing). The term pollution shall include any substance subject to any federal, state, local or other law, rule, regulation or governmental regulation of any kind, and the rules, regulations and orders promulgated thereunder or any other substance which constitutes a nuisance or hazard to the environment or to the public health, safety or welfare.

                         (iii) Any cost, expense or liability resulting from any and all copyright, trademark, patent or other similar infringement, misappropriation or similar actions including, without limitation, legal fees and expenses incidental to any of the foregoing which arise out of or are based on facts in existence prior to the Closing.

                         (iv) Any cost, expense or liability resulting from
                    any and all claims by present or former shareholders of the Company with respect to facts in existence as of the date of Closing.

                         (v)  Any other Loss incidental to the foregoing.

                    (b) Each Shareholder, severally and not jointly, hereby agrees to defend, indemnify and hold harmless each Nelson Indemnified Person and shall reimburse the Nelson Indemnified Persons for, from and against all Losses, directly or indirectly relating to, resulting from or arising out of any untrue representation, misrepresentation, breach of warranty or nonfulfillment of any covenant, agreement or other obligation by such Shareholder in Sections 3.30, 3.31, 3.32 and 3.33 herein.

                    (c) Any claim of any Nelson Indemnified Person under this Section 6.1 may be made and enforced by Nelson on behalf of such Nelson Indemnified Person. The Shareholders shall have no right of indemnification or contribution against the Company with respect to any indemnification by the Shareholders under this Section 6.1 if the Merger is consummated.

               6.2. Indemnification by Nelson. Nelson hereby agrees to defend, indemnify and hold harmless the Company, its officers, directors, employees, agents, successors and assigns and the Shareholders (the "Company Indemnified Persons"), and shall reimburse the Company Indemnified Persons for, from and against Losses directly or indirectly relating to, resulting from or arising out of:

                    (a) Any untrue representation, misrepresentation, breach of warranty or nonfulfillment of any covenant, agreement or other obligation by Nelson or Sub contained herein or in any schedule hereto, certificate, document or instrument delivered to the Company or the Shareholders pursuant hereto.

                    (b)  Any other Loss incidental to the foregoing.

               6.3. Procedure. The indemnified party shall promptly notify the indemnifying party of any claim, demand, action or proceeding which may result in indemnification being sought under Sections 6.1 or 6.2 of this Agreement, and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, the parties hereto shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. If a firm written offer is made to settle any such third party claim, demand, action or proceeding and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (a) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and (b) the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement.

               6.4. Duration. All representations, warranties, covenants and agreements of the Company, the Shareholders, the Management Shareholders, Nelson and Sub contained in or made pursuant to this Agreement, and the rights of the Company, the Company Indemnified Persons, Nelson, and the Nelson Indemnified Persons to seek indemnification or otherwise bring any claim under this Agreement, shall survive the Closing but, except in respect of any claims for indemnification or other claims arising out of this Agreement as to which notice shall have been duly given prior to the first anniversary of the Closing Date, shall expire on the first anniversary of the Closing Date. To be duly given, any such notice shall set forth in reasonable detail the nature of such claim, the provision(s) under this Agreement pursuant to which such claim is being asserted and, to the extent feasible, a reasonable estimate of the anticipated amount of such claim.

               6.5. Limitations. Notwithstanding anything to the contrary herein, in no event shall the maximum aggregate liability of any Shareholder (including any Management Shareholder) with respect to claims by Nelson or the Nelson Indemnified Persons under
          Section 6.1 or otherwise under this Agreement exceed 10% of the aggregate fair market value of the shares of Nelson Common Stock issued to such Shareholder in the Merger, such fair market value to be determined by multiplying the number of such shares by the closing sales price of Nelson Common Stock on the NASDAQ National Market System on the Closing Date.


                                      ARTICLE 7.
                                    MISCELLANEOUS

               7.1. Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time:

                    (a) by the mutual consent duly authorized by the Boards of Directors of Nelson and the Company;

                    (b) by Nelson, if the Company shall fail to perform or observe in any material respect any covenant, warranty or agreement to be performed or observed by it hereunder;

                    (c) by the Company, if Nelson shall fail to perform or observe in any material respect any covenant, warranty or agreement to be performed or observed by it hereunder; or

                    (d) by either Nelson, on the one hand, or the Company, on the other hand, if (i) the Merger is not consummated on or before March 31, 1994, or (ii) any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, ruling, or injunction (other than an order or injunction issued on a temporary or preliminary basis) preventing the consummation of the Merger and such order, decree, ruling, or injunction shall have become final and non-appealable.

               In the event of any termination and abandonment pursuant to this Section 7.1, no party hereto (or any of its directors or officers) will have any liability or further obligation to any other party to this Agreement, except for obligations under
          Section 4.4 and Section 7.11, except that nothing herein will relieve any party from liability for any material breach of this Agreement.

               7.2. Waiver and Amendment. Subject to the applicable provisions of the NCBCA, any provision of this Agreement (other than the conditions set forth in Section 5.1) may be waived at any time by the party which is, or whose shareholders are, entitled to the benefits thereof, and this Agreement may be amended or supplemented at any time, provided that any action by the Company to waive or amend any provision of this Agreement will require the approval of the Board of Directors of the Company. No such waiver, amendment, or supplement will be effective unless in a writing which makes express reference to this Section 7.2 and is signed by the party or parties sought to be bound thereby.

               7.3. Entire Agreement. This Agreement, the Exhibits and the agreements contemplated herein (including the confidentiality provisions of the Letter of Intent) hereto contain the entire agreement among Nelson, Sub, the Company and the Shareholders with respect to the Merger and the other transactions contemplated hereby and such agreements supersede all prior and contemporaneous agreements among the parties with respect to such matters.

               7.4. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Tennessee, without giving effect to the principles of conflict of laws thereof, except to the extent that the NCBCA mandatorily apply to the Merger.

               7.5. Interpretation. For purposes of this Agreement, (a) the descriptive headings contained herein are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement, (b) words in the singular include the plural and vice versa, (c) masculine pronouns include feminine and neuter versions thereof, (d) references to Sections (other than Sections of the Securities Act, Exchange Act, NCBCA, ERISA, and the Code), Exhibits and Schedules are references to

          Sections  in and  Exhibits and Schedules  to this  Agreement, and
          (e) the word "or" is disjunctive but not necessarily exclusive.

               7.6. Notices.     All   notices  and   other  communications
          (including any documents or other data provided pursuant to requests for information by a party hereto) hereunder will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person, by electronic facsimile transmission, cable, telegram, telex or other standard form of telecommunications, or by overnight courier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                    If to the Company to:

                         PPC, Inc.
                         900 West Academy Street
                         P. O. Box 459
                         Cherryville, NC  28021
                         Facsimile:  (704) 435-4579

                         with copies to:

                         Petree Stockton, L.L.P.
                         3500 One First Union Center
                         301 South College Street
                         Charlotte, NC  28202
                         Attention: E. Lynwood Mallard
                         Facsimile:  (704) 338-5125


                    If to the Shareholders:

                         To the addresses set forth on the signatures pages attached hereto.


                    If to Nelson or Sub to:

                         Thomas Nelson, Inc.
                         Nelson Place at Elm Hill Pike
                         P.O. Box 141000
                         Nashville, TN  37214-1000
                         Attention:  Joe L. Powers
                         Facsimile:  (615) 883-6353
                         with copies to:

                         Bass, Berry & Sims
                         First American Center
                         Nashville, TN  37238
                         Attention:  James H. Cheek, III, Esq.
                         Facsimile:  (615) 742-6293

          or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

               7.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original but all of which together will constitute but one agreement.

               7.8. Parties in Interest; Assignment.  This Agreement is not
          intended to nor will it confer upon any other person other than the parties hereto any rights or remedies, except for the rights and remedies of a Nelson Indemnified Person or Company Indemnified Person under Article 6, and this Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns.

               7.9. Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

               7.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

               7.11. Fees and Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, regardless of whether or not the transactions contemplated hereby are consummated.

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.



                                      THOMAS NELSON, INC.


                                      By:  /s/ Joe L. Powers
                                      Title:  Vice President



                                      NELSON SUBSIDIARY COMPANY


                                      By:  /s/ Joe L. Powers
                                      Title:  Vice President



                                      PPC, INC.


                                      By:  /s/ Eric Presley
                                      Title:  President





        #323033

                                    SHAREHOLDERS:


                                 Signature:       /s/ Eric C. Presley
                                 Name:          Eric C. Presley
                                 Address:       PPC, Inc.
                                                PO Box 459
                                                Cherryville, NC  28021
                                 No. of Shares: 3,500
                                 Percentage:    35


                                 Signature:       /s/ W. Clay Presley
                                 Name:          W. Clay Presley
                                 Address:       PPC, Inc.
                                                PO Box 459
                                                Cherryville, NC  28021
                                 No. of Shares: 2,000
                                 Percentage:    20


                                 Signature:       /s/ Charles D. Gray
                                 Name:          Charles D. Gray
                                 Address:       Gray & Hampton
                                                313 South Street
                                                Gastonia, NC  28052
                                 No. of Shares: 1,000
                                 Percentage:    10


                                 Signature:       /s/ C. Daniel Page, Jr.
                                 Name:          C. Daniel Page, Jr., Trustee
                                                for C. Daniel Page, Jr. Trust
                                                U/A/D
                                 Address:       6762 Trail Boulevard
                                                Naples, FL  33963
                                 No. of Shares: 1,000
                                 Percentage:    10


                                 Signature:       /s/ Maria Trakas
                                 Name:          Maria Trakas
                                 Address:       931 Scotch Drive
                                                Gastonia, NC  28054
                                 No. of Shares: 800
                                 Percentage:    8

                                 Signature:       /s/ George Trakas
                                 Name:          George Trakas
                                 Address:       931 Scotch Drive
                                                Gastonia, NC  28054
                                 No. of Shares: 200
                                 Percentage:    2


                                 Signature:       /s/ Phyllis Carothers
                                 Name:          Phyllis Carothers
                                 Address:       Carothers Funeral Home
                                                312 W. Second Avenue
                                                Gastonia, NC  28052
                                 No. of Shares: 250
                                 Percentage:    2.5


                                 Signature:       /s/ J.C. Carothers, Jr.
                                 Name:          J.C. Carothers, Jr.
                                 Address:       Carothers Funeral Home
                                                312 W. Second Avenue
                                                Gastonia, NC  28052
                                 No. of Shares: 250
                                 Percentage:    2.5


                                 Signature:       /s/ Jeff Davis
                                 Name:          Jeff Davis
                                 Address:       Jefferson Davis Assoc.
                                                The Center, Suite 340
                                                425 2nd St., SE
                                                Cedar Rapids, Iowa  52401
                                 No. of Shares: 500
                                 Percentage:    5


                                 Signature:       /s/ Pam Manion
                                 Name:          Pam Manion
                                 Address:       1301 Garfield Street
                                                Hollywood, FL  33019
                                 No. of Shares: 500
                                 Percentage:    5